UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 28, 2009

IGI LABORATORIES, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-08568	01-0355758
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of principal executive offices)(Zip Code)

(856) 697-1441
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2009, IGI Laboratories, Inc. (the “Company”) announced that it has named Hemanshu Pandya its new President and Chief Executive Officer, effective June 29, 2009. On May 28, 2009, Rajiv Mathur, the Company’s President and Chief Executive Officer announced his resignation as an employee of the Company. Mr. Mathur also resigned from the Company’s board of directors and the board appointed Mr. Pandya to fill the vacant seat created by Mr. Mathur’s resignation, effective upon commencement of his employment on June 29, 2009. Joyce Erony, the Company’s Chairwoman of the Board, will act as Interim President and Interim CEO until Mr. Pandya begins employment. In addition, the Company announced that Phillip S. Forte had been appointed to serve as the Company’s Controller.

Mr. Pandya, age 37, is currently employed as the Vice President and Chief Operating Officer of NexMed Inc., and has served in that position since October 2007. Prior to that, Mr. Pandya served as Chief Commercial Officer for Putney, Inc., a start-up veterinary pharmaceutical company, from March 2007 to July 2007. From August 2005 to December 2006, and prior to its merger with Watson Pharmaceuticals, Inc., Mr. Pandya was Senior Vice President of Business Development and Strategic Alliances for Andrx Pharmaceuticals, Inc., where he managed the licensing and co-development opportunities with strategic global partners. From August 2002 to August 2005, Mr. Pandya served as Vice President of Corporate Development and Commercial Operations for Able Laboratories, Inc. Prior to August 2002, Mr. Pandya served in various senior management positions with Ivax Pharmaceuticals, Inc. and Faulding/Purepac Pharmaceutical Company (subsequently Alpharma, Inc.). He received his Bachelor’s Degree from Rutgers University.

Joyce Erony, age 49, has served as the Chairwoman of the Company’s Board of Directors since March 2009. Ms. Erony currently serves as the Managing Director of Signet Healthcare Partners. Prior to joining Signet, Ms. Erony spent 14 years (1991-2004) at Salomon Brothers Inc., Salomon Smith Barney, Inc. and ultimately Citigroup, which acquired the former companies, most recently as Managing Director responsible for Citigroup’s activities in Specialty Pharmaceuticals. Prior to joining Citigroup, Ms. Erony worked as an economist (1983-1991), primarily at the World Bank and International Finance Corporation advising various international development agencies and multilateral organizations.

Mr. Forte, age 57, previously served as the Senior Director of Finance at Teva Specialty Pharmaceuticals Industries, Ltd., in Horsham Pennsylvania, a generic pharmaceutical company. At Teva Specialty Pharmaceuticals, Mr. Forte was responsible for the business financial operations including its strategic business plan and all business development initiatives. Prior to Teva Specialty Pharmaceuticals, Mr. Forte has held various financial roles in corporate and public accounting including Bristol Myers Squibb and Aventis. Phil received his BBA in Accounting from Bernard M Baruch and his MBA in accounting and finance from Fairleigh Dickinson University.

Under the terms of his employment agreement, Mr. Pandya will receive an annual salary of $260,000. Mr. Pandya will also receive a grant of (i) 975,000 shares of restricted stock and (ii) an option to purchase that number of shares of the Company’s common stock such that the value of the option on the date of grant is equivalent to the value of 325,000 shares of the Company’s common stock on the date of grant, the vesting terms of which are explained below. In addition, Mr. Pandya will be entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees. Mr. Pandya will also be eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock. For the remainder of 2009, Mr. Pandya’s target bonus will be $65,000. For subsequent years, Mr. Pandya’s target bonus will be equal to 60% of his base salary for the applicable fiscal year. All performance targets pursuant to such plan shall be determined by the Company’s Compensation Committee, except with respect to the remainder of 2009, pursuant to which the performance targets shall be mutually agreed upon by Mr. Pandya and the Chairwoman of the Board of Directors of the Company. Mr. Pandya is also subject to certain restrictive covenants as set forth in his employment agreement, including confidentiality, non-solicitation and non-competition. Mr. Pandya’s employment agreement further provides for payments upon certain types of employment termination events as further set forth in the Employment Agreement.

Under the terms of his employment agreement, Mr. Forte will receive an annual salary of $155,000. Mr. Forte will also receive a grant of (i) 80,000 shares of restricted stock and (ii) an option to purchase 110,000 shares of the Company’s common stock, the vesting terms of which are explained below. In addition, Mr. Forte will be entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees. Mr. Forte will also be eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock. For the remainder of 2009, Mr. Forte’s target bonus will be $22,605. For subsequent years, Mr. Forte’s target bonus will be equal to 25% of his base salary for the applicable fiscal year. All performance targets pursuant to such plan shall be determined by the Company’s Compensation Committee, except with respect to the remainder of 2009, pursuant to which the performance targets shall be mutually agreed upon by Mr. Forte and the Chairwoman of the Board of Directors of the Company. Mr. Forte is also subject to certain restrictive covenants as set forth in his employment agreement, including confidentiality, non-solicitation and non-competition. Mr. Forte’s employment agreement further provides for payments upon certain types of employment termination events as further set forth in his employment agreement.

The above equity grants to Mr. Pandya and Mr. Forte will become fully vested over a period of three years as follows: (i) one-twelfth of the shares subject to the equity grants will vest on June 29, 2009, in the case of Mr. Pandya, and June 1, 2009, in the case of Mr. Forte; (ii) one-twelfth of the shares subject to the equity grants will vest on each of the following dates: (A) September 30, 2009, (B) December 31, 2009 and (C) March 31, 2010; (iii) one-third of the shares subject to the equity grants will vest on June 29, 2011 in the case of Mr. Pandya and June 1, 2011 in the case of Mr. Forte; and (iv) one-third of the shares subject to the equity grants will vest on June 29, 2012 in the case of Mr. Pandya and June 1, 2012 in the case of Mr. Forte. In addition, any shares that remain unvested immediately prior to a change in control will become vested, provided that the executive remains in continuous service with the Company through the consummation of the change in control. The above option grants will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The above equity grants will be granted as an employment inducement award pursuant to the executive’s employment agreement and will be issued without stockholder approval pursuant to Rule 711 of the NYSE Amex Company Guide.

The foregoing descriptions of the employment agreements for each of Mr. Pandya and Mr. Forte is qualified in its entirety by reference to the full text of each of the employment Agreements, a copy of which is attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The Option Award Agreement dated, May 29, 2009, between the Company and Mr. Forte, is filed as Exhibits 10.3 and incorporated herein by reference.

In connection with his resignation, Mr. Mathur and the Company entered into a Separation of Employment Agreement and General Release dated May 28, 2009 (the “Separation Agreement”). The Separation Agreement provides that the Company shall pay Mr. Mathur severance in the amount of $312,798, such amount to be paid ratably over a twelve month period with equal portions on each regular payroll payment date during such period. The Company has also agreed to provide Mr. Mathur with continued participation in the medical insurance coverage plans of the Company during such one year period. Mr. Mathur agreed to provide the Company with a general release, and Mr. Mathur agreed to certain restrictive covenants, including confidentiality, non-competition and non-disparagement.

The description of the material terms of the Separation Agreement above is subject to the full terms and conditions of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

For a discussion of the related party transactions between Signet Healhcare Partners, of which Ms. Erony serves as Managing Director, and the Company, please see “Certain Relationships and Related Transactions” in the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on April 17, 2009.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement dated May 29, 2009 between IGI Laboratories, Inc. and Hem Pandya

10.2	Employment Agreement dated May 18, 2009 between IGI Laboratories, Inc. and Phillip S. Forte

10.3	Option Award Agreement dated May 29, 2009 between IGI Laboratories, Inc. and Phillip S. Forte

10.4	Separation of Employment Agreement and General Release between IGI Laboratories, Inc. and Rajiv Mathur dated May 28, 2009

99.1	Press Release of IGI Laboratories, Inc. dated May 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: May 29, 2009	By:/s/ Philip Forte
Name: Philip Forte Title: Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Employment Agreement dated May 29, 2009 between IGI Laboratories, Inc. and Hem Pandya

10.2	Employment Agreement dated May 18, 2009 between IGI Laboratories, Inc. and Phillip S. Forte

10.3	Option Award Agreement dated May 29, 2009 between IGI Laboratories, Inc. and Phillip S. Forte

10.4	Separation of Employment Agreement and General Release between IGI Laboratories, Inc. and Rajiv Mathur dated May 28, 2009

99.1	Press Release of IGI Laboratories, Inc. dated May 29, 2009